Exhibit 99.1

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: Cody Phipps President and Chief Executive Officer or Todd Shelton Senior Vice President and Chief Financial Officer 847-627-7000

United Stationers Posts First Quarter 2014 EPS of $0.55

Deerfield, Ill. — April 23, 2014 – United Stationers (NASDAQ: USTR) today announced that net income for the quarter ended March 31, 2014, was $21.9 million, or $0.55 per share, compared with $13.9 million, or $0.34 per share, in 2013. The 2013 results included a charge of $0.22 per share related to workforce reductions and facility closures. Adjusted to exclude the charge, 2013 net income was $22.8 million(1), or $0.56(1) per share.

Financial Highlights

•	Sales were $1.254 billion compared with $1.250 billion in 2013

•	Operating income was $38.2 million, or 3.0 percent of sales, versus $25.2 million, or 2.0 percent of sales last year; adjusted 2013 operating income was $39.7 million(1), or 3.2 percent of sales

•	Earnings per share were $0.55, down slightly from $0.56(1) in 2013 on an adjusted basis

•	Cash flow from operating activities was $1.5 million versus a use of $13.4 million in 2013

First Quarter Performance

Sales were $1.254 billion, up 0.3 percent. Sales in janitorial and breakroom supplies rose 2.3 percent to $332.7 million from $325.3 million. Industrial supply sales increased 1.4 percent to $131.5 million from $129.7 million. Traditional office products sales rose 1.6 percent to $325.2 million from $320.1 million in 2013. Technology sales declined 3.0 percent to $353.5 million from $364.4 million. Furniture sales decreased 3.8 percent to $74.8 million from $77.7 million in the prior year.

“Our team delivered solid overall performance despite difficult demand conditions, partly due to adverse weather early in the quarter. Sales accelerated as the quarter progressed. We continue to make strategic investments in our business and e-commerce capabilities, and we are positioned well with both manufacturers and resellers to execute our growth and diversification strategies,” said Cody Phipps, United Stationers’ president and chief executive officer.

First quarter gross profit was $187.1 million, down slightly from $188.5 million in 2013. Gross margin was 14.9 percent compared with 15.1 percent in the prior year. The decline was a result of a change in customer and product mix, partially offset by lower inventory-related items.

Operating expenses were $148.8 million, or 11.9 percent of sales, versus $163.3 million, or 13.1 percent of sales, in 2013. Adjusted for the charge, 2013 operating expenses were $148.9 million(1), or 11.9 percent of sales.

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Operating income was $38.2 million, or 3.0 percent of sales, compared with $25.2 million, or 2.0 percent of sales, a year ago. Adjusted for the charge, 2013 operating income was $39.7 million(1), or 3.2 percent of sales.

Net interest expense was $3.4 million compared with $3.1 million in 2013. The increase primarily was due to the issuance of seven-year notes to fix the interest rate on a portion of the company’s debt.

Cash Flow and Debt

Net cash provided by operating activities in the first quarter was $1.5 million, compared with a use of $13.4 million in 2013. The year-over-year improvement in operating cash flow was attributable primarily to a decrease in contributions to the pension plans. Capital expenditures in the first quarter were $6.4 million compared with $9.1 million in 2013.

The company has total committed funding sources of approximately $1.0 billion. As of March 31, 2014, the company had total debt outstanding of $562.5 million compared with $537.0 million as of March 31, 2013. As of March 31, 2014 and 2013, debt-to-total capitalization was 40.4 percent and 41.6 percent, respectively. In the first quarter of 2014, the company repurchased 0.3 million shares for $12.5 million and paid $5.5 million in dividends to shareholders.

Outlook

“We recently completed the bid process at Office Depot. As a result of this process, we were named the second call office products supplier, which will result in the loss of some business. However, we were also named the primary supplier for janitorial and breakroom products, which will result in some new business and is consistent with our diversification strategy into growth categories. Many factors can influence the financial impact of this specific customer situation, but absent any mitigating actions we will take, we estimate a reduction in earnings per share in a range of $0.05 to $0.08 in the second half of 2014. Office Depot continues to be a valued customer, and we look forward to supporting both categories of business. We also remain well positioned with a robust sales pipeline and active discussions regarding new business with a range of strategic customers,” Phipps commented.

“We remain committed to our long-term strategy of strengthening and extending our core businesses while diversifying into higher growth and higher margin channels and categories. We continue to see opportunities for growth in the janitorial and breakroom, industrial, and online markets and plan to capitalize on them,” Phipps concluded.

Conference Call

United Stationers (“United Stationers” or “United”) will hold a conference call followed by a question and answer session on Thursday, April 24, 2014, at 10:00 a.m. CST, to discuss first quarter 2014 results. To participate, callers within the U.S. and Canada should call 888-317-6016, and international callers should dial (412) 317-6016 approximately 10 minutes before the presentation. The passcode is “10043281.” To listen to the webcast, participants should visit the Investors section of the company’s website (link: http://investors.unitedstationers.com), and click on the “Q1-14 Earnings Release” button on the right side of the page, several minutes before the event is broadcast. Interested parties can access an archived version of the call, the quarterly results page, a financial slide presentation, and other information related to the call, also located on the Investors section of United Stationers’ website, approximately two hours after the call ends.

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Forward-Looking Statement

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s reliance on key customers, and the risks inherent in continuing or increased customer concentration; end-user demand for products in the office, technology, and furniture product categories may continue to decline; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; United’s reliance on supplier allowances and promotional incentives; United’s reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; United’s ability to maintain its existing information technology systems and the systems and e-commerce services that it provides to customers, and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the creditworthiness of United’s customers; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s success in effectively identifying, consummating and integrating acquisitions; the risks and expense associated with United’s obligations to maintain the security of private information provided by United’s customers; the costs and risks related to compliance with laws, regulations and industry standards affecting United’s business; the availability of financing sources to meet United’s business needs; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

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Company Overview

United Stationers Inc. is a leading supplier of business essentials, with 2013 net sales of $5.1 billion. The company stocks a broad assortment of over 140,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, and industrial supplies. The Company’s network of 64 distribution centers allows it to deliver these products to approximately 25,000 reseller customers. This network, combined with United’s breadth and depth of inventory, enables the Company to ship most products overnight to more than ninety percent of the U.S. and major cities in Mexico and Canada. For more information, visit unitedstationers.com.

United Stationers common stock trades on the NASDAQ Global Select Market under the symbol USTR.

Note: All EPS numbers in this document are diluted unless stated otherwise.

(1)	This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release. Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2014	2013
Net sales	$1,254,139	$1,250,485
Cost of goods sold	1,067,056	1,061,960

Gross profit	187,083	188,525

Operating expenses:
Warehousing, marketing and administrative expenses	148,849	163,284

Operating income	38,234	25,241

Interest expense, net	3,374	3,113

Income before income taxes	34,860	22,128

Income tax expense	13,003	8,254

Net income	$21,857	$13,874

Net income per share – diluted	$0.55	$0.34

Weighted average number of common shares – diluted	39,655	40,628

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(unaudited)	(audited)
	As of March 31,	As of December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$26,964	$22,326
Accounts receivable, net	658,428	643,379
Inventories	748,499	830,295
Other current assets	28,766	29,255

Total current assets	1,462,657	1,525,255

Property, plant and equipment, net	138,907	143,050
Goodwill	356,651	356,811
Intangible assets, net	63,784	65,502
Other long-term assets	27,170	25,576

Total assets	$2,049,169	$2,116,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$397,198	$476,113
Accrued liabilities	177,251	191,531
Short-term debt	1,048	373

Total current liabilities	575,497	668,017

Deferred income taxes	26,271	29,552
Long-term debt	561,511	533,324
Other long-term liabilities	55,888	59,787

Total liabilities	1,219,167	1,290,680

Stockholders’ equity:
Common stock, $0.10 par value; authorized – 100,000,000 shares, issued – 74,435,628 shares in 2014 and 2013	7,444	7,444
Additional paid-in capital	412,109	411,954
Treasury stock, at cost – 34,971,702 shares in 2014 and 34,714,083 shares in 2013	(1,010,122)	(998,234)
Retained earnings	1,460,582	1,444,238
Accumulated other comprehensive loss	(40,011)	(39,888)

Total stockholders’ equity	830,002	825,514

Total liabilities and stockholders’ equity	$2,049,169	$2,116,194

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United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	For the Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities:
Net income	$21,857	$13,874
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,523	9,475
Share-based compensation	3,225	2,420
(Gain) loss on the disposition of plant, property and equipment	(4)	14
Amortization of capitalized financing costs	287	224
Excess tax benefits related to share-based compensation	(494)	(1,477)
Deferred income taxes	(2,450)	(2,079)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(15,583)	26,267
Decrease in inventory	81,714	40,828
Increase in other assets	(1,041)	(3,999)
Decrease in accounts payable	(47,191)	(77,404)
(Decrease) increase in checks in-transit	(31,751)	14,201
Decrease in accrued liabilities	(13,654)	(27,304)
Decrease in other liabilities	(2,948)	(8,407)

Net cash provided by (used in) operating activities	1,490	(13,367)
Cash Flows From Investing Activities:
Capital expenditures	(6,390)	(9,096)
Proceeds from the disposition of property, plant and equipment	458	86

Net cash used in investing activities	(5,932)	(9,010)
Cash Flows From Financing Activities:
Net borrowings (repayments) under revolving credit facility	4,562	(37,028)
Borrowings under receivables securitization program	9,300	49,700
Repayment of debt	(135,000)	—
Proceeds from the issuance of debt	150,000	—
Net (disbursements) proceeds from share-based compensation arrangements	(1,704)	10,840
Acquisition of treasury stock, at cost	(12,491)	(7,124)
Payment of cash dividends	(5,509)	(5,571)
Excess tax benefits related to share-based compensation	494	1,477
Payment of debt issuance costs	(605)	(345)

Net cash provided by financing activities	9,047	11,949

Effect of exchange rate changes on cash and cash equivalents	33	31

Net change in cash and cash equivalents	4,638	(10,397)
Cash and cash equivalents, beginning of period	22,326	30,919

Cash and cash equivalents, end of period	$26,964	$20,522

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income, Net Income, and Diluted Earnings Per Share

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2014		2013
	Amount	% to Net Sales	Amount	% to Net Sales
Net sales	$1,254,139	100.00%	$1,250,485	100.00%

Gross profit	$187,083	14.92%	$188,525	15.08%
Operating expenses	$148,849	11.87%	$163,284	13.06%
Workforce reduction and facility closure charge	—	—	(14,432)	(1.15)%

Adjusted operating expenses	$148,849	11.87%	$148,852	11.91%

Operating income	$38,234	3.05%	$25,241	2.02%
Operating expense items noted above	—	—	14,432	1.15%

Adjusted operating income	$38,234	3.05%	$39,673	3.17%

Net income	$21,857		$13,874
Operating expense items noted above, net of tax	—		8,948

Adjusted net income	$21,857		$22,822

Diluted earnings per share	$0.55		$0.34
Per share operating expense items noted above	—		0.22

Adjusted diluted earnings per share	$0.55		$0. 56

Adjusted diluted earnings per share — growth rate over the prior year period	(1.8)%
Weighted average number of common shares — diluted	39,655		40,628

Note: Adjusted Operating Expenses, Operating Income, Net Income and Earnings Per Share in the first quarter of 2013 exclude the effects of a $14.4 million charge related to workforce reductions and facility closures. Generally Accepted Accounting Principles require that the effects of this item be included in the Condensed Consolidated Statements of Income. Management believes that excluding this item is an appropriate comparison of its ongoing operating results to last year. It is helpful to provide readers of its financial statements with a reconciliation of this item to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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